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                                                                    EXHIBIT 10.4



                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 TRUST AGREEMENT


                                     Between

                                 SIMMONS COMPANY

                                       and

                       STATE STREET BANK AND TRUST COMPANY
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
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                                TABLE OF CONTENTS

                                                                                PAGE

                           RECITALS                                             1


ARTICLE I                  DEFINITIONS                                          2


ARTICLE II                 ESTABLISHMENT OF THE TRUST                           3


ARTICLE II                 POWERS OF TRUSTEE                                    5


ARTICLE III                ADMINISTRATION                                       14


ARTICLE V                  PAYMENTS OF BENEFITS AND EXPENSES                    15


ARTICLE VI                 LIABILITY AND INDEMNIFICATION
                           OF THE TRUSTEE                                       18


ARTICLE VII                ACCOUNTING OF THE TRUSTEE                            20


ARTICLE VIII               REMOVAL AND RESIGNATION OF THE TRUSTEE               23


ARTICLE IX                 AMENDMENT AND TERMINATION                            24


ARTICLE X                  LEVERAGED ACQUISITIONS OF QUALIFYING STOCK           25


ARTICLE XI                 MISCELLANEOUS                                        27

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                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 TRUST AGREEMENT


         THIS AGREEMENT has been made as of the second day of September, 1997, between Simmons Company, a corporation organized under the laws of the State of Delaware with its principal place of business in Atlanta, Georgia (hereinafter referred to as the "Company") and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts (hereinafter referred to as the "Trustee").

                                    RECITALS

         WHEREAS, the Company has adopted the Employee Stock Ownership Plan (the "Plan") effective January 31, 1988 for the benefit of certain employees of the Company and its affiliates; and

         WHEREAS, the Plan provides for the establishment of a trust (the "Trust") to hold, invest and administer amounts contributed under the Plan; and

         WHEREAS, in order to effectuate the Plan, the Company has previously established a Trust, designed to meet the applicable requirement of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and desires for the Trustee to serve as successor Trustee thereof; and

         WHEREAS, the Plan is intended to qualify as a stock bonus plan under
Section 401(a) of the Internal Revenue Code and a leveraged employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code and to meet the requirements of Section 4975(d)(3) of the Internal Revenue

Code; and the Trust is intended to be exempt from federal income taxation under
Section 501(a) and the Internal Revenue Code; and

         WHEREAS, the authority to manage and control the operation and administration of the Plan is vested in the Company's Pension Committee, as named fiduciary as provided in the Plan, which named fiduciary shall have such authorities and shall be subject to such duties with respect to the Trust as are specified in this Agreement; and

         WHEREAS, cash, property and/or Stock (as hereinafter defined) will from time to time be contributed to or purchased by the Trustee, which assets, as and when received by the Trustee, will constitute a trust fund to be held for the exclusive benefit of the participating employees under the Plan or their beneficiaries and to defray reasonable expenses of administering the Plan; and

         WHEREAS, the Company desires the Trustee to hold and administer such trust fund and the Trustee is willing to hold and administer such trust fund pursuant to the terms of this Agreement:

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Trustee do hereby covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Definitions. The following terms as used in this Agreement have the meaning indicated unless the context requires otherwise:

         1.1      "Board" means the Board of Directors of the Company.
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         1.2 "Committee" means the Pension Committee designated in accordance with the terms of the Plan.

         1.3 "Company" means Simmons Company or any successor thereto.

         1.4 "ERISA" means the Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.

         1.5 "Fund" means the contributions of cash or property reasonably acceptable to the Trustee, including, but not limited to, Stock deposited with or purchased by the Trustee and held under this Trust by the Trustee, any property into which the same or any part thereof may from time to time be converted, and any appreciation therein or income thereon less any depreciation therein, any losses thereon and any distributions or payments therefrom.

         1.6 "Internal Revenue Code" means the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

         1.7 "Loan" means any (i) loan to the Trust or any purchase money Note issued by the Trust meeting the requirements of Treasury Regulation Section 54.4975-7(b) (1) (iii).

         1.8 "Participant" means an employee of the Company or any affiliated company who has an account balance under the Plan.

         1.9 "Prohibited Transaction" means a prohibited transaction under Sections 406 of ERISA and/or Section 4975(c)(1) of the Internal Revenue Code which is not exempt under Section 408. of ERISA or Sections 4975(c)(2) or 4975(d) of the Internal Revenue Code, as the case may be.

         1.10 "Stock" means shares of stock, common or preferred, issued by the Company (or a corporation which is a member of the same controlled group) which meet the requirements of Section 409(l) of the Internal Revenue Code.

                                   ARTICLE II
                           ESTABLISHMENT OF THE TRUST

         2.1 The Company hereby appoints the Trustee as a successor Trustee of a trust for the purpose of holding and administering the Fund in accordance with this Agreement. The assets delivered to the Trustee are identified on Schedule A attached to this Agreement.

         2.2 Notwithstanding anything to the contrary in this Agreement, or in any amendment thereto, except as otherwise provided under ERISA, the Company, the Committee and the Trustee shall discharge their respective duties with respect to the Fund for, and the Fund shall be used solely for and not diverted from, the exclusive purposes of providing benefits for Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the preceding sentence, however, contributions may be returned by the Trustee to the Company at the direction of the Committee if the Committee certifies in writing to the Trustee that one or more of the following circumstances exist:

2.2.1 if a contribution is made by the Company by reason of a mistake of fact, the contribution or the then current value thereof, if less, may be returned to the Company without interest within one year after it was paid to the Trustee;

2.2.2 if a contribution is conditioned upon its deductibility under Section 404 of the Internal Revenue Code, the contribution or the then current value thereof, if less, to the extent the deduction is disallowed by the Internal Revenue Service, may be returned to the Company without interest within one year after the disallowance; and
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2.2.3 if a contribution is conditioned upon initial qualification of the Plan under Sections 401, 409 and 4975(e)(7) of the Internal Revenue Code, the contribution or the then current value thereof, if less, may be returned to the Company without interest within one year after such qualification has been denied.

         2.3 The Trustee shall receive any contributions paid to it in cash, in Stock or in other property acceptable to it. All contributions so received, together with the income therefrom and any other increment thereon, shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall not be responsible for the collection of any contributions to the Plan, or for the determination of the amount or frequency of any contribution required by the Plan or the provisions of the Internal Revenue Code or ERISA, which responsibilities shall be borne solely by the Committee.

                                   ARTICLE III
                                POWERS OF TRUSTEE

         3.1 The Trustee shall maintain books of account and records with respect to the Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement. The Trustee shall take all action necessary to implement any written directions received from the Committee and shall conform to procedures established by the Committee for disbursement of funds in accordance with the terms of the Plan.

         3.2 It shall be the duty of the Trustee (a) to hold, invest and reinvest the Fund in accordance with the provisions of this Agreement and the Plan, and (b) to pay moneys therefrom in accordance with the written directions of the Committee.

         3.3 Subject to Paragraph 3.9, at the direction of the Committee, the Trustee shall invest the assets of the Fund primarily in Stock. To the extent that Company contributions are made in Stock, the Trustee shall retain such Stock unless otherwise directed by the Committee. To the extent Company contributions are made in cash and are not used to pay principal or interest on a Loan pursuant to Article X or to pay expenses of the Fund, the Trustee shall, at the direction of the Committee, acquire Stock either from other shareholders or directly from the Company. If at the time Stock is to be purchased, the Company has outstanding more than one class of Stock, the Committee shall direct the Trustee as to which class of Stock shall be purchased. The Trustee may rely in good faith without liability upon the valuation of Stock as determined by the Committee. The Trustee may also, at the direction of the Committee, invest the Fund in temporary investments other than Stock, may hold such portion of the Fund in such investments as may be required under the investment diversification provision of the Plan, and hold such portion of the Fund uninvested as the Committee deems advisable for making distributions under the Plan, may invest assets of the Fund in short-term investments bearing a reasonable rate of interest, including without limitation, deposits in, or short-term instruments of, the Trustee, or in one or more short-term collective investment funds administered by the Trustee as trustee thereof for the collective investment of assets of employee pension or profit-sharing trusts, as long as each such collective investment fund constitutes a qualified trust under the applicable provisions of the Internal Revenue Code (and while any portion of the Fund is so invested, such collective investment funds shall constitute part of the Plan to the extent of such investment, and the instrument creating such funds shall constitute part of this Agreement).
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         3.4 The Trustee shall have no duty hereunder to determine or inquire into whether any directions received from the Committee in accordance with the terms of this Agreement represent proper and lawful decisions or result in Prohibited Transactions. The Trustee shall have no duty to review any investment to be acquired, held or disposed of pursuant to such instructions from the Committee. If the Trustee does not receive written directions with respect to any part of the Fund subject to the Committee's direction (including, without limitation, income, sales proceeds or contributions), the Trustee shall, pending receipt of such directions, hold and invest such amount in short-term securities as provided in Paragraph 3.3 hereof.

         3.5 In addition to, and not in limitation of, the powers now, or which may later become, vested in it, the Trustee shall have the following powers; provided, however, that the Trustee's exercise of such powers shall be consistent with and subject to all other provisions of this Agreement, and provided further that subject to the provisions of Paragraph 3.6 and 3.7 the powers set forth in Paragraphs 3.5.1, 3.5.2, 3.5.3, 3.5.4 and 3.5.10 shall be exercised by the Trustee only to the extent and in the manner directed by the Committee in accordance with the terms of this Agreement, except as otherwise required by ERISA:

3.5.1 Subject to the provisions of Paragraph 3.7, to sell, exchange, convey, transfer, dispose of, grant options with respect to and otherwise deal with any property at any time held by it,

3.5.2 Subject to the provisions of Paragraph 3.6, to exercise voting rights either in person or by proxy, with respect to any securities or other property, and generally to exercise with respect to the Fund all rights, powers and privileges as may be lawfully exercised by any person owning similar property in his own right;

3.5.3 Subject to the provisions of Paragraph 3.6 and 3.7, to exercise any options, conversion rights, put rights or rights to subscribe for additional stocks, bonds or other securities appurtenant to any securities or other property held by it, and to make any necessary payments in connection with such exercise; and to join in, dissent from, and oppose the reorganization, consolidation, recapitalization, liquidation, merger or sale of corporate property with respect to any corporations or property in which it may be interested as Trustee;

3.5.4 To compromise, compound, and settle any debt or obligation owing to or from it as Trustee; and to reduce or increase the rate of interest on, extend or otherwise modify, foreclose upon default, or otherwise enforce any such obligation;

3.5.5 To sue or defend suits or legal proceedings to enforce or protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal; provided that the Trustee is indemnified to the Trustee's satisfaction against liability and expenses;

3.5.6 To hold any property at any place, except that it shall not maintain the indicia of ownership of any assets of the Fund outside the jurisdiction of the district courts of the United States except as permitted by regulations issued by the Secretary of Labor of the United States under ERISA, Section 404(b);

3.5.7 To make, execute, acknowledge and deliver assignments, agreements and other instruments;

3.5.8 To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, to permit securities or other property to be held by or in the name of others, to hold any securities in bearer form and to deposit any securities or other property in a depository, clearing corporation or similar corporation, either domestic or foreign; provided, however, that the records of the Trustee shall at all times show that any such property held or registered in the name of another is part of the Fund;

3.5.9 To employ legal counsel, brokers and other advisors, agents or employees to perform services for the Fund or to advise it with respect to its duties and obligations under this Agreement and in connection with the Trust, and to pay them from the Fund, to the extent not paid directly by the Company, such compensation as it deems appropriate;

3.5.10 In accordance with the applicable provisions of the Plan and subject to Paragraph 3.9, to borrow money from any lender in such amounts upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust, and for any sum so borrowed, to issue its promissory note as Trustee, to pledge any securities or other property of the Fund for the repayment of such loan and to repay from time to time the principal and interest on, and to take any other action with respect to, such loan, all as directed by the Committee; provided that if such loan is from, or guaranteed by, a "party in interest" within the meaning of Section 3(14) of ERISA, the requirements of
Article X shall be satisfied;

3.5.11 In accordance with the applicable provisions of the Plan and subject to Paragraph 3.9, to issue a promissory note or notes in payment for the acquisition of Stock and with respect to any such note or notes to pledge any Stock acquired therewith as collateral for the note or notes, and to pay from time to time the principal and interest on, and to take any other appropriate and necessary action with respect to such note; provided that if such note is payable to, or guaranteed by, a "party in interest" within the meaning of Section 3(14) of ERISA, the requirements of Article X shall be satisfied; and

3.5.12 To open and make use of banking accounts including checking accounts, which accounts, if bearing a reasonable rate of interest or if checking accounts, may be with the Trustee.

3.5.13 To perform all acts which the Trustee shall deem necessary or appropriate and exercise any and all powers and authority of the Trustee under this Agreement.


         3.6 Each Participant (or beneficiary of a deceased Participant) to whose account shares of voting Stock have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA and in accordance with the procedures hereinafter set forth, direct the Trustee with respect to the votes of the shares of such Stock allocated to his or her account, and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee. Except as otherwise required by ERISA, the Trustee shall have the authority to vote that portion of the shares of voting Stock that have not been allocated to any Participant's (or beneficiary's) account or for which no instructions were timely received by the Trustee, whether or not allocated to the account of any Participant (or beneficiary). Such directions shall be provided directly to the Trustee and shall be held in confidence and not be divulged or released to any other person including an officer or employee of the Company or a member of the Committee. Within a reasonable time prior to each annual or special meeting of holders of Stock, the Committee shall furnish to all Participants (and beneficiaries) entitled to direct the Trustee as to the voting of shares of Stock copies of any proxy solicitation material provided to holders of voting Stock generally together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee.

         3.7 The provisions of this Paragraph 3.7 shall apply in the event a tender or exchange offer including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect, (hereinafter, a "tender offer"), for Stock is commenced by a person or persons. In the event a tender offer for Stock is commenced, the Committee, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Committee's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (and beneficiaries) in connection with the tender offer. Within a reasonable time after a tender offer is commenced, the Committee shall furnish to all Participants (and beneficiaries) entitled, as hereinafter set forth, to direct the Trustee with respect to the sale, exchange or transfer of any Stock, copies of all offering material provided to holders of Stock generally, together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. Except as otherwise required by ERISA, the Trustee shall have no discretion or authority to sell, exchange or transfer of any such shares pursuant to such tender offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing as follows:

         (a) Each Participant (or beneficiary) to whose account shares of Stock have been allocated, shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the sale, exchange or transfer of the shares of Stock allocated to his or her account, and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee.

         (b) The Trustee shall exercise its own discretion with respect to the sale, exchange or transfer of a portion of the shares of Stock that have not been allocated to any Participant's (or beneficiary's) account or for which no instructions were timely received by the Trustee, whether or not allocated to the account of any Participant (or beneficiary).

         All such instructions from Participants (and beneficiaries) shall be provided directly to the independent record keeper which, if different from the Trustee, shall then instruct the Trustee as to the amount of shares to be tendered in accordance with the above directions.

         Following any tender offer that has resulted in the sale or exchange of any shares of Stock held in the Fund, the record keeper shall continue to maintain on a confidential basis the accounts of Participants (and beneficiaries) to whose accounts shares of Stock were allocated at any time during such offer, until complete distribution of such accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the Committee will not violate the confidentiality of the directions given by the Participants (and beneficiaries). In the event that there is no sale or exchange of any shares of Stock held in the Fund pursuant to the tender offer, the record keeper shall transfer back to the Committee and the record keeping functions; provided, however, the record keeper shall keep confidential any instructions which it may receive from Participants (and beneficiaries) relating to the tender offer.

         For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Committee or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares tendered by the Trustee that were actually sold or exchanged (the "applicable percentage"). The Committee or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from each of the individual accounts of Participants (and beneficiaries) that number of shares (if any) which is obtained by multiplying (i) the applicable percentage times
(ii) the
total number of shares in such account that were directed to be tendered or exchanged (or, in the case of an account for which timely instructions were not received, the total number of shares in such account multiplied by a fraction, the numerator of which is the total number of shares of Stock tendered by the Trustee and the denominator of which is the total number of shares of Stock held by the Trustee immediately prior to the tender). Any proceeds remaining after application of the preceding sentences shall be treated as proceeds from the sale or exchange of unallocated shares. The adjustments to individual accounts pursuant to the provisions of the Plan shall be made by the Committee or the independent record keeper, as the case may be, on information supplied by the Company, the Committee or the record keeper.

         3.8 If the Committee directs the Trustee to dispose of any investment or security or any part thereof under circumstances which in the opinion of the counsel for the Trustee require registration under the Securities Act of 1933 or qualification under state "Blue Sky" laws, then the Company, at its own expense, shall take or cause to be taken all such action necessary or appropriate to effect such registration and qualification. The Trustee shall not be required to dispose of such investment until such registration and qualification are complete and effective, and shall not be liable for any loss or depreciation of the Fund resulting from any delay attributable thereto. The Company shall indemnify and hold the Trustee and its officers and directors harmless with respect to any liability, reasonable legal counsel fees, and other costs and expenses incurred as a result of such registration or qualification or as a result of any information in connection therewith furnished by the Company or any failure by the Company to furnish any information.

         3.9 Notwithstanding any other provisions of this Agreement or the Plan, any purchase of Stock using a Loan shall be effected by the Trustee without direction from the Committee pursuant to the Trustee's determination, in the exercise of its reasonable judgment after consultation with such advisors as it reasonably deems necessary, that such transaction is in the best interests of the Participants and beneficiaries and that the purchase transaction and the terms and conditions of such Loan are in compliance with all applicable provisions of the Internal Revenue Code and ERISA.

         3.10 In addition to, and not in limitation of, the powers vested and to be vested in it by law or enumerated in this Article III, the Trustee shall have the power to take any action with respect to the Fund as is appropriate and helpful in carrying out the purposes of this Agreement, subject to any directions of the Committee or the Participants (or beneficiaries) as provided herein.

                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 The Committee shall represent the Company in dealing with the Trustee under this Agreement. Until it receives written notice that a person is no longer a member of the Committee, the Trustee shall be fully protected in assuming that the person is still a member of the Committee. The Company shall cause to be delivered to the Trustee a specimen signature of each member as well as that of any designee of the Committee appointed pursuant to Paragraph 4.2. The members of the Committee shall be "named fiduciaries" within the meaning of ERISA, Section 402(a), with respect to the Plan.

         4.2 The Trustee may rely (and shall be fully protected in relying) on any written communication signed by a majority of the members of the Committee as being authorized by, and reflecting the action of, the Committee. If the Trustee is advised in writing by a majority of the members of the Committee that directives to the Trustee will be signed by a person or persons designated by the Committee, the Trustee may rely on communications signed by the person or persons so named as a directive reflecting the action of the Committee.

         4.3 The Trustee shall have only those duties specified in this Agreement or specified in the Plan and expressly incorporated herein by reference. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement shall control. The Trustee shall have no responsibility to administer or interpret the Plan, to enforce payment of any contributions to the Fund or to see that the Fund is adequate to meet the liabilities of the Plan.

         4.4 The Company or anyone acting on its behalf may at any time employ the Trustee in its corporate capacity as agent to perform any act or to keep any records in connection with the administration of the Plan. Any such agency relationship shall be established by a separate written agreement between the Company and the Trustee and the existence of such arrangement shall not affect its responsibility or liability as Trustee under this Agreement.

         4.5 Notwithstanding any provision of the Plan or this Agreement, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan or this Agreement and is proper and not contrary to ERISA.

                                    ARTICLE V
                        PAYMENTS OF BENEFITS AND EXPENSES

         5.1 Except as otherwise provided in Paragraph 5.3, the Trustee shall pay benefits and administrative expenses under the Plan only when it receives (and in accordance with) written instructions from the Committee, indicating the amount of the payment and the name and address of the recipient. The Trustee shall have no duty to inquire into whether any payment the Committee instructs it to make is consistent with the terms of the Plan or applicable law or otherwise proper. Any payment made by the Trustee in accordance with such instructions shall be a complete discharge and acquittance to the Trustee. If the Committee advises the Trustee that benefits have become payable respecting a Participant's interest in the Fund, but does not instruct the Trustee as to the manner of payment, the Trustee shall hold the Participant's interest in the Trust until it receives written instructions from the Committee as to the manner of payment. The Trustee shall not pay benefits from the Fund without such instructions, even though it may be informed from other sources, including, without limitation, a Participant (or beneficiary), that benefits are payable under the Plan. The Trustee shall have no responsibility to determine when, to whom, or in what amounts benefits and expenses are payable under the Plan.

         5.2 The Trustee may pay any benefit or expense under the Plan by mailing certificates representing shares of Stock and/or its check, as directed by the Committee, for the amount thereof to the person designated by the Committee as entitled to receive such payment to such address as may have been furnished to the Trustee by the Committee. If no such address has been so furnished, benefits or expenses may be mailed by the Trustee to such person in care of the Committee or the Company.

         5.3 The Trustee shall receive as compensation for its services as Trustee such amounts as may, from time to time, be agreed upon in writing between the Company and the Trustee. Such compensation and, in accordance with the applicable provisions of ERISA and the Internal Revenue Code, all reasonable and proper expenses incurred by the Trustee in the administration of the Trust, including reasonable legal counsel fees, shall be withdrawn by the Trustee out of the Fund, unless paid by the Company.

         5.4 The Company intends that the Plan shall at all times qualify under Internal Revenue Code Sections 401(a), 409 and 4975(e)(7) and that the Trust hereby established shall at all times be tax exempt under Section 501(a) of the Internal Revenue Code, or successor provisions. However, any taxes that may be levied upon or in respect of the Fund shall be paid from the Fund. The Trustee shall promptly notify the Committee of any proposed taxes (other than stock transfer taxes) of which it receives notice and may assume that any such taxes are lawfully levied or assessed, unless the Committee advises it in writing to the contrary within fifteen (15) days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the Committee in writing, shall contest the validity of such taxes in any manner deemed appropriate by the Committee; the Company may itself contest the validity of any such taxes, in which case the Committee shall so notify the Trustee and the Trustee shall have no responsibility or liability respecting such contest. If any party to this Agreement contests any such proposed levy, the other party shall provide such information and cooperation as the party conducting the contest shall reasonably request.

                                   ARTICLE VI
                  LIABILITY AND INDEMNIFICATION OF THE TRUSTEE

         6.1 The Trustee shall not be responsible for computing or collecting contributions due under the Plan.

         6.2 The Trustee in its corporate capacity shall not be liable for claims of any persons arising under the Plan; such claims shall be limited to the Fund. The Trustee shall not be liable to make distributions or payments of any kind unless sufficient funds are available therefor in the Fund. The Trustee shall be responsible only for such money and other property as are received by it as Trustee under this Agreement.

         6.3 The Trustee may consult with legal counsel with respect to the meaning and construction of this Agreement or its powers, obligations and conduct hereunder, and the opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

         6.4 The Trustee shall be under no liability for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Company, the Committee, or any Participant (or beneficiary of a deceased Participant) acting as a named fiduciary pursuant to Paragraph 3.6 or Paragraph 3.7 (hereinafter collectively referred to as the "directing fiduciaries"), (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of any such directing fiduciary to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any act or omission of any of the directing fiduciaries with respect to its duties under this Plan and Trust, or (iv) by reason of any other act or omission of the Trustee except such as are due to its own negligence, willful misconduct or failure to act in good faith.

         6.5 The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Company, the Committee, any Participant or beneficiary (acting as a named fiduciary) and believed by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         6.6 The Company agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Trustee from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or proceeding, whether civil, criminal, administrative, or investigative, commenced or threatened), incurred by or imposed on the Trustee and arising either with respect to the investment in, or any other action taken with respect to, Stock held by the Fund, or with respect to any matter as to which the Trustee is not liable pursuant to Paragraph 6.4 of this Agreement.
         6.7 All notices, requests, demands and other communications hereunder or with respect hereto shall be in writing and shall be deemed to have been fully given if telegraphed, telecopied or telefaxed, mailed by registered or certified mail, or personally delivered (or delivered by courier) as follows:

         If to the Company, to:

         Roger W. Franklin
         Vice President - Finance, Treasurer
         Simmons Company
         One Concourse Parkway, Suite 600
         Atlanta, GA 30328-5369

         If to the Trustee, to:

         State Street Bank and Trust Company
         Retirement Investment Services Division
         200 Newport Avenue
         North Quincy, MA 02171
         Attention: Simmons ESOP Investment Services Officer or to such other address or addresses as any party hereto may furnish to the other party in writing.

         6.8 Whenever the Trustee shall deem it desirable for a matter to be proved or established before taking, permitting or omitting any act, the matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively established by a certification signed by a majority of the members of the Committee and delivered to the Trustee, and the Trustee shall be fully protected in relying on such an instrument.

         6.9 If a dispute arises as to the payment of any funds or delivery of any assets by the Trustee, the Trustee may withhold such payment or delivery until the dispute is determined by a court of competent jurisdiction or finally settled in writing by the parties concerned.

                                   ARTICLE VII
                            ACCOUNTING OF THE TRUSTEE

         7.1 The Trustee shall keep accurate and detailed accounts of all its transactions (including receipts and disbursements) under this Agreement. These records shall be open to inspection and audit during regular business hours of the Trustee by the Committee or any person or persons designated by the Committee or the Company in a written instrument filed with the Trustee. If mutually agreed upon in a separate writing by the Committee and the Trustee, the Trustee shall establish and maintain accounts for Participants which shall show their respective interests, determined in accordance with the terms of the Plan, in the Fund; provided, however, that to the extent that such accounts are kept by the Trustee on the basis of information furnished or caused to be furnished to it by the Committee, the Trustee shall have no responsibility for the accuracy of any information so furnished. All such accounts and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may destroy such accounts and records only after first notifying the Committee and the Company in writing at least ninety (90) days in advance of its intention to do so and transferring to the Committee or the Company any such accounts and records requested.

         7.2 Within sixty (60) days after the close of each fiscal year of the Plan, the Trustee's removal or resignation as Trustee hereunder, or the termination of the Plan or this Agreement, the Trustee shall file with the Committee an account setting forth all its transactions (including all receipts and disbursements) under this Agreement during such year, or during the period from the close of the last preceding fiscal year of the Plan to the effective date of its removal or resignation or the termination of the Plan or this Agreement, and showing all property (including its costs and fair market value) held by it hereunder at the end of such accounting period; provided, however, that in the event shares of Stock are then held in the Trust and a final valuation report with respect to such Stock for any such accounting period is not received by the Trustee within thirty (30) days of the date the Trustee is required to render an accounting under the foregoing provision, then the Trustee shall not be required to render such account until thirty (30) days from the date such valuation report is received by the Trustee. The Committee and the Trustee may agree in writing that similar accounts will be prepared by the Trustee and filed with the Committee at more frequent intervals. No person or persons (including, without limitation, the Company and the Committee) shall be entitled to any further or different accounting by the Trustee, except as may be required by law.

         7.3 Ninety (90) days after the filing of any account with the Committee under Paragraph 7.2, the Trustee shall be forever released and discharged from any liability or accountability to the Company and the Committee with respect to the transactions shown or reflected on the account, except with respect to any acts or transactions as to which the Committee, within such ninety (90) day period, files written objections with the Trustee. The written approval of the Committee of any account filed by the Trustee, or the Committee's failure to file written objections within ninety (90) days, shall be a settlement of such account as against the Company and the Committee, and shall forever release and discharge the Trustee from any liability or accountability to the Company and the Committee with respect to the transaction shown or reflected on such account. If a statement of objection is filed by the Committee and the Committee is satisfied that its objections should be withdrawn or if the account is adjusted to its satisfaction, the Committee shall indicate its approval of the account in a written statement filed with the Trustee and the Trustee shall be forever released and discharged from all liability and accountability to the Company and the Committee in accordance with the immediately preceding sentence. If an objection is not settled by the Committee and the Trustee, the Trustee may commence a proceeding for a judicial settlement of the account in any court of competent jurisdiction; the only parties that need be joined in such a proceeding are the Trustee, the Committee, the Company and such other parties whose participation is required by law.

                                  ARTICLE VIII
                     REMOVAL AND RESIGNATION OF THE TRUSTEE

         8.1 The Trustee may resign as Trustee under this Agreement at any time by a written instrument delivered to the Company giving notice of such resignation, which shall be effective sixty (60) days after receipt or at such other time as is agreed by the Company and the Trustee. Upon the receipt of instructions or directions from the Company or the Committee with which the Trustee is unable or unwilling to comply, the Trustee may resign upon notice in writing to the Company given within a reasonable time, under the circumstances then prevailing, after the receipt of such instructions or directions; and, notwithstanding any other provisions hereof, in that event, the Trustee shall have no liability to the Company, or any person interested herein, for failure to comply with such instructions or directions. The Trustee may be removed at any time by the Company by an instrument in writing and delivered to the Trustee, which shall be effective sixty (60) days after receipt or at such other time as is agreed between the Company and the Trustee.

         8.2 If a vacancy in the office of trustee of the Trust occurs, the Company shall appoint a successor trustee and shall deliver to the Trustee copies of (a) a written instrument executed by the

Company appointing such successor, and (b) a written instrument executed by the successor in which it accepts such appointment. Such instruments shall indicate their effective date.

         8.3 If the Trustee resigns or is removed, it shall deliver all assets of the Fund in its possession to a successor trustee as soon as is reasonably practicable after the settlement of its account or at such earlier time as shall be agreed on by the Company, the Trustee and the successor trustee.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

         9.1 This Agreement may be amended at any time and from time to time by the Company by a written instrument duly acknowledged and delivered to the Trustee setting forth the terms of the amendment; provided that no amendment affecting rights, duties or responsibilities of the Trustee may be made without the Trustee's consent. The instrument of amendment shall state to the Trustee that the amendment does not permit any part of the Fund to be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries or the payment of reasonable expenses of administering the Plan and Trust, as specified in Paragraph 2.2 hereof. The instrument of amendment shall specify its effective date and amendments may, with the Trustee's consent, if applicable, be made effective retroactively.

         9.2 If the Committee certifies to the Trustee that the Plan is or has been terminated, the Trustee shall hold and/or dispose of the Fund in accordance with the Committee's written instructions. The Committee shall certify in writing to the Trustee that the disposition directed: (a) except as provided in Paragraph 2.2, does not result in any part of the Fund being used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries and the payment of reasonable expenses

(including the repayment of any outstanding loans) of administering the Plan and Trust, (b) is in accordance with the applicable provisions of the Internal Revenue Code, ERISA and any other applicable laws, and (c) does not result in a Prohibited Transaction. If the Plan is terminated with respect to a group of persons under the Plan, the portion of the Trust attributable to such group shall be held and disposed of in accordance with the written instructions of the Committee which shall be given in conformity with the provisions of the Plan, the Internal Revenue Code and ERISA. The Trustee may, however, reserve such sum of money as it deems advisable for payment of its fees and expenses in connection with its administration of the Trust or the settlement of its account or for payment of tax that may be assessed on or in respect of the Fund or the income thereof. This Agreement shall terminate upon the termination of the Plan as provided herein and the disposition of the Fund as provided herein.

                                    ARTICLE X
                         LEVERAGED ACQUISITIONS OF STOCK

         10.1 It is specifically contemplated that the Trust will operate pursuant to a leveraged employee stock ownership plan and that the Trustee will incur indebtedness in connection with the acquisition of Stock or will obtain assets from its predecessor which are subject to such indebtedness. Any Loan shall meet all of the requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and their beneficiaries. The proceeds of any Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Stock or to repay such Loan or a prior Loan. Any such Loan shall provide for no more than a reasonable rate of interest and must be without recourse against the Plan and Trust. The number of years to maturity under the Loan must be definitely ascertainable at all times. The Loan may not be payable at the demand of any person, except in the case of a default. The only assets of the Trust that may be given as collateral for a Loan are shares of Stock acquired with the Loan and shares of Stock that were used as collateral on prior Loans repaid with the proceeds of the current Loan. In the event that Stock is used as collateral for a Loan, such Stock shall be released from such encumbrance in accordance with the provisions of the Plan and applicable Treasury Regulations. No person entitled to payment under a Loan shall be entitled to payment from the Trust other than from shares of Stock acquired with the Loan which are collateral for the Loan, Company contributions made under the Plan for the purpose of satisfying the Loan obligation, earnings attributable to such Stock and such Company contributions (other than contributions of Stock), and such other assets, if any, as to which recourse may be permitted under Section 4975 of the Internal Revenue Code. Payments of principal and interest on any such Loan shall be made by the Trustee (as directed by the Committee) only from (1) Company contributions (other than contributions of Stock) made under the Plan for the purpose of satisfying such Loan obligation, earnings on such contributions and earnings on shares of Stock acquired with the proceeds of such Loan, including, but not limited to, cash dividends received by the Trust with respect to the shares of Stock held by it, whether or not allocated to the accounts of Participants (or beneficiaries), (2) the proceeds of a subsequent Loan made to repay the prior Loan, and/or (3) unless otherwise agreed to in the definitive documentation pertaining to such Loan, the proceeds of the sale of any collateralized shares of Stock acquired with the proceeds of such Loan; provided, however, that the Trustee shall in no event be required to apply such proceeds of sale to repay principal and interest on a Loan if, in the opinion of counsel to the Trustee, such action would constitute a Prohibited Transaction or a breach of the Trustee's fiduciary duties under ERISA. In the event of a default under a Loan, the value of Trust assets transferred to the lender shall not exceed the amount of the default, provided further that if the lender is a "party in interest" within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code, a transfer of Trust assets upon default shall be made only if, and to the extent of, the Trust's failure to meet the Loan's payment schedule.

                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1 This Agreement shall be binding upon, and the powers granted to the Company and the Trustee, respectively, shall be exercisable by, the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company.

         11.2 No right or claim in or to the Fund or any assets thereof shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void and shall not be recognized by the Trustee, except to such extent as may be legally required (e.g., as otherwise provided in the Plan with respect to qualified domestic relations orders). No such right or claim shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto.

         11.3 This Agreement shall be administered, construed and enforced in accordance with ERISA, and to the extent not governed by ERISA, in accordance with the laws of the Commonwealth of Massachusetts.

         11.4 One or more of the several subsidiary and affiliated companies which are controlled by or under common control with the Company may, with the approval of the Board, by resolution of its own board of directors adopt the Trust if such subsidiary shall have adopted the Plan or any part thereof. Each such subsidiary and affiliate which has adopted this Trust ("Related Company") shall be deemed a party to this Agreement and all references herein to "Company" shall be deemed to include such Related Company, except as the context may otherwise require.


         11.5 For all purposes of the Plan and Trust, all valuations of Stock which is not readily tradable on an established securities market will be made by an "independent appraiser" within the meaning of Section 401(a)(28)(C) of the Internal Revenue Code.

         11.6 Headings of Articles are inserted for convenience of reference. They are not part of this Agreement and shall not be considered in construing it.

         11.7 This Agreement may be executed in any number of counterparts, each of which shall be considered an original even though no others are produced. IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed as of the day and year first above written.

                                            SIMMONS COMPANY

                                            By:_________________________________
                                            Its:________________________________


Attest:

______________________________

                                            STATE STREET BANK AND TRUST COMPANY


                                            By:_________________________________
                                            Its: _______________________________


Attest:


______________________________